SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   April 8, 2002

BROADCOM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16215 Alton Parkway, Irvine, California 92618

(Address of Principal Executive Offices)     (Zip Code)

Registrant’s telephone number, including area code:   (949) 450-8700

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURE

Item 5.   Other Events

On April 8, 2002 Broadcom Corporation announced it has signed a definitive agreement to acquire Mobilink Telecom, Inc., a leading supplier of chipsets and reference designs for mobile phones, PDAs and cellular modem cards. In connection with the acquisition, Broadcom will issue approximately 5.6 million shares of its Class A common stock in exchange for all outstanding shares of Mobilink capital stock and upon exercise of outstanding employee stock options and other rights of Mobilink. Up to approximately 2.0 million additional shares of Broadcom Class A common stock will be reserved for future issuance to the shareholders and option holders of Mobilink upon satisfaction of certain performance goals.

The merger transaction is expected to close within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger, which awaits approval by Mobilink’s shareholders and the satisfaction of regulatory requirements and other customary closing conditions. Broadcom expects to record a one-time charge for purchased in-process research and development expenses related to the acquisition in its second fiscal quarter, ending June 30. The amount of that charge has not yet been determined.

Safe Harbor Statement of Broadcom Corporation under the Private Securities Litigation Reform Act of 1995:

All statements made or incorporated by reference in this report, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” similar expressions, and variations or negatives of these words, and include, among others, statements regarding our ability to successfully complete the acquisition and the financial impact of the acquisition. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Our other filings with the Securities and Exchange Commission (including our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, and recent Current Reports on Form 8-K) discuss some of the important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Item 7. Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION, a California corporation

April 9, 2002	By:	/s/ WILLIAM J. RUEHLE

William J. Ruehle Vice President and Chief Financial Officer